UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2005

Sovereign Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215 557 4630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2005, Sovereign Bancorp, Inc. ("Sovereign") entered into a purchase agreement (the "Purchase Agreement") with Goldman, Sachs & Co., as representative of the several purchasers named in Schedule I to the Purchase Agreement, in connection with the offering and sale of its $200,000,000 Senior Floating Rate Notes due 2009 and its $300,000,000 4.80% Senior Notes due 2010 (collectively, the "Notes") in a transaction under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

A copy of the Purchase Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 7.01 Regulation FD Disclosure.

On August 24, 2005, Sovereign announced that it will issue the Notes in a transaction under Rule 144A and Regulation S of the Securities Act.

For additional information, reference is made to a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibits are filed herewith:

1.1 Purchase Agreement, dated August 24, 2005, between Sovereign Bancorp, Inc. and Goldman, Sachs & Co., as representative of the several purchasers

12.1 Calculation for ratio of earnings to fixed charges for Sovereign Bancorp, Inc.

The following exhibit is furnished herewith:

99.1 Press Release, dated August 24, 2005, of Sovereign Bancorp, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovereign Bancorp, Inc.

August 25, 2005	By:	/s/ Thomas R. Brugger

Name: Thomas R. Brugger
Title: Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of August 24, 2005, between Sovereign Bancorp, Inc. and Goldman, Sachs & Co., as representative of the several purchasers
12.1	Calculation for ratio of earnings to fixed charges for Sovereign Bancorp, Inc.
99.1	Press Release, dated August 24, 2005, of Sovereign Bancorp, Inc.